                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Trident Microsystems, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [TRIDENT LOGO]

                                                                November 3, 2000

Dear Stockholder:

     This year's annual meeting of stockholders will be held on Monday, December 18, 2000 at 9:00 a.m. local time, at Trident Microsystems, Inc., 2450 Walsh Avenue, Santa Clara, California. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

     A copy of the Company's 2000 Form 10-K is also enclosed.

     The Board of Directors and Management look forward to seeing you at the annual meeting.

                                          Very truly yours,

                                          /s/ FRANK C. LIN

                                          FRANK C. LIN
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                           TRIDENT MICROSYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 18, 2000

To The Stockholders:

     Please take notice that the annual meeting of the stockholders of Trident Microsystems, Inc. (the "Company"), will be held on December 18, 2000, at 9:00 a.m. at Trident Microsystems, Inc., 2450 Walsh Avenue, Santa Clara, California, for the following purposes:

     1. To elect two Class II directors to hold office for a three-year term and until his successor is elected and qualified.

     2. To consider a proposal to amend the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 600,000.

     3. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on October 24, 2000 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Trident Microsystems, Inc.

                                          By order of the Board of Directors,

                                          /s/ FRANK C. LIN

                                          FRANK C. LIN
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

Santa Clara, California
November 3, 2000

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SOLICITATION AND VOTING OF PROXIES..........................    1
INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC.................    2
  Stock Ownership of Certain Beneficial Owners and
     Management.............................................    2
  Management................................................    4
EXECUTIVE COMPENSATION AND OTHER MATTERS....................    6
  Summary Compensation Table................................    6
  Option Grants in Last Fiscal Year.........................    8
  Option Exercises and Fiscal 2000 Year-End Value...........    9
  Aggregate Option Exercises in Last Fiscal Year And Fiscal
     Year-End Values........................................    9
  Compensation of Directors.................................    9
  Change in Control Arrangements............................    9
  Certain Relationships and Related Transactions............   10
  Section 16(a) Beneficial Ownership Reporting Compliance...   10
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................   10
  Compensation Committee....................................   10
  Compensation Philosophy...................................   10
  Forms of Compensation.....................................   11
COMPARISON OF STOCKHOLDER RETURN............................   13
  Comparison of Cumulative Total Return From June 30, 1995
     through June 30, 2000..................................   13
ELECTION OF DIRECTORS.......................................   14
APPROVAL OF AMENDMENT TO THE TRIDENT MICROSYSTEMS, INC. 1992
  STOCK OPTION PLAN.........................................   14
  Summary of the Provisions of the Option Plan..............   15
  Summary of United States Federal Income Tax Consequences
     of the Option Plan.....................................   16
  Amended Plan Benefits and Additional Information..........   17
  Vote Required and Board of Directors Recommendation.......   17
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  ACCOUNTANTS...............................................   18
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   18
TRANSACTION OF OTHER BUSINESS...............................   19

                           TRIDENT MICROSYSTEMS, INC.
                               2450 WALSH AVENUE
                         SANTA CLARA, CALIFORNIA 95051
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Trident Microsystems, Inc., a Delaware corporation ("Trident" or the "Company"), for use at the Annual Meeting of Stockholders to be held December 18, 2000, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is November 3, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Only stockholders of record as of the close of business on October 24, 2000, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 12,920,202 shares of common stock of the Company, par value $.001 per share ("Common Stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's By-Laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     A Form 10-K for the fiscal year ended June 30, 2000 is enclosed with this Proxy Statement.

                  INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 31, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of June 30, 2000, whose salary and incentive compensation for the fiscal year ended June 30, 2000 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group.

                                                                SHARES OWNED(1)(2)
                                                              -----------------------
                                                               NUMBER      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS                         OF SHARES     OF CLASS
-------------------------------------                         ---------    ----------
Glen M. Antle(3)............................................     59,917          *
Yasushi Chikagami(4)........................................     23,877          *
Frank C. Lin(5).............................................  1,962,759      15.35%
  c/o Trident Microsystems, Inc.
  2450 Walsh Avenue
  Santa Clara, CA 95051
John Luke(6)................................................      6,667          *
Millard Phelps(7)...........................................     35,173          *
Jung-Herng Chang(8).........................................    250,714       1.96%
Peter Jen(9)................................................    223,637       1.75%
Gerry Liu(10)...............................................     25,055          *
Steven Rowe.................................................          *          *
Executive officers and directors as a group (9
  persons)(11)..............................................  2,587,799      20.24%

---------------
  *  Less than 1%

 (1) Except as otherwise noted, the persons named in the table have the sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes to this table. On June 30, 2000, Dimensional Fund Advisors, filed
     Schedule 13G with the U.S. Securities and Exchange Commission indicating that it held 886,200 shares or 6.4% of the Company's outstanding Common Stock. These share amounts are not represented on this table of beneficial owners.

 (2) The Board has approved the sale of 4,231,312 shares to certain potential investors. At the date of this Proxy Statement, the closing conditions for such transaction have not occurred. In particular, regulatory approvals have not been obtained. The Company is reviewing the alternatives available to it, but it is possible that such transaction may not close, or may be renegotiated.

 (3) Includes 47,917 shares subject to options exercisable by Mr. Antle within sixty days of August 31, 2000.

 (4) Includes 1,000 shares held by a joint tenant account for Mr. Chikagami's wife, son and daughter. Also includes 22,877 shares subject to options exercisable by Mr. Chikagami within sixty days of August 31, 2000.

 (5) Includes 345,000 shares subject to options exercisable by Mr. Lin within sixty days of August 31, 2000. Also includes 10,500 shares held by Mr. Lin's wife, 1,600 shares held by Mr. Lin's son and 31,556 shares held by a custodian for the benefit of Mr. Lin's two children.

 (6) Includes 6,667 shares subject to options exercisable by Mr. Luke within sixty days of August 31, 2000.

 (7) Includes 34,218 shares subject to options exercisable by Mr. Phelps within sixty days of August 31, 2000.

 (8) Includes 209,167 shares subject to options exercisable by Mr. Chang within sixty days of August 31, 2000.

 (9) Includes 186,667 shares subject to options exercisable by Mr. Jen within sixty days of August 31, 2000.

(10) Includes 20,833 shares subject to options exercisable by Mr. Liu within sixty days of August 31, 2000.

(11) Includes 873,346 shares subject to options exercisable within sixty days of August 31, 2000.

MANAGEMENT

     Directors. This section sets forth the ages and backgrounds of the Company's current Directors, including the Class II nominee to be elected at this meeting.

                                                                                           DIRECTOR
NAME                                     AGE          POSITIONS WITH THE COMPANY            SINCE
----                                     ---          --------------------------           --------
Class II Directors whose terms expire at the 2000 Annual Meeting of Stockholders:
Millard Phelps.........................  72     Director                                     1995
John Luke..............................  68     Director                                     1999
Class III Director nominated for election at the 2001 Annual Meeting of Stockholders:
Frank C. Lin...........................  55     President, Chief Executive Officer and       1987
                                                Chairman of the Board of Directors
Glen M. Antle..........................  62     Director                                     1992
Class I Directors whose terms expire at the 2002 Annual Meeting of Stockholders:
Yasushi Chikagami......................  61     Director                                     1994

     Mr. Phelps has served as a Director of the Company since September 1995. From September 1984 to May 1994, he served as a senior technology analyst for Hambrecht & Quist, an investment banking firm and from May 1994 to July 1994, Mr. Phelps served as an advisory director of Hambrecht & Quist when he retired. Prior that Mr. Phelps spent 23 years in the semiconductor industry in various executive positions. Mr. Phelps is also a director of Pericom, a semiconductor corporation, and three private semiconductor companies.

     Mr. Luke has served as a Director of the Company since January 1999. From May 1989 to September 1997, Mr. Luke served as President of TSMC, USA and has been President Emeritus since then. Prior to that, from 1982 to 1989, Mr. Luke served as Vice President of Sales for Monsanto Electronic Materials, Inc.; from 1978 to 1982, as Vice President of Worldwide Sales at Signetics Corporation; from 1976 to 1978, as Vice President of Marketing and International Sales for American Microsystems, Inc.; from 1974 to 1976, as Vice President of Marketing and Sales for Monolithic Memories and from 1971 to 1974, as Vice President of Sales at Fairchild. Mr. Luke also spent 10 years at Texas Instruments in sales management positions.

     Mr. Lin founded the Company and has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since July 1987. His career spans 26 years in the computer and communications industries. From June 1984 to July 1987, he was Vice President of Engineering at Genoa Systems, Inc., a graphics and storage product company that he co-founded. From 1982 to 1984, Mr. Lin was a senior manager at Olivetti Advanced Technical Center, a PC peripheral equipment design company. Prior to Olivetti Mr. Lin worked for IBM-Rolm, GTE and Exxon Office System in various engineering positions.

     Mr. Antle has served as a Director of the Company since July 1992. From July 1996 to August 1997 Mr. Antle was a director of Compass Design Automation, a company providing EDA tools and libraries. From February 1991 to June 1993, he served as Chairman of the Board of Directors of PiE Design Systems, an electronic design automation company, and from August 1992 to June 1993 as its Chief Executive Officer. In June 1993, PiE merged into Quickturn Design Systems, Inc., also an electronic design automation company, and Mr. Antle served as Chairman of the Board of Directors of Quickturn from June 1993 to June 1999. From June 1989 to February 1991 Mr. Antle was retired. Mr. Antle was a co-founder of ECAD, Inc., now Cadence Design Systems, Inc., and served as its Co-Chairman of the Board of Directors from May 1988 to June 1989 and as Chairman of the Board of Directors and Chief Executive Officer from August 1982 to May 1988.

     Mr. Chikagami has served as a Director of the Company since April 1994. From 1974 to January 1996, Mr. Chikagami served as Chairman of the EI-EN Group, a group of private companies located in Asia engaged in the electronics components and computer peripherals business. Since January 1996, Mr. Chikagami has served as Chairman of KEIAN Corporation, a computer and communications component company, operating in Japan. Mr. Chikagami has also served as Vice Chairman of Eastern Computer Group Co. in China since 1988. He was also a founder of GVC Corporation, a publicly held Taiwanese company engaged in activities including the manufacture of electronics components and computer peripherals. Mr. Chikagami is also a director of Silicon Storage Technology, Inc.

     Management's nominees for election at the Annual Meeting of Stockholders to Class II of the Board of Directors are Millard Phelps and John Luke, current Class II Directors.

     Meetings of the Board of Directors. During the fiscal year ended June 30, 2000, the Board of Directors held seven (7) meetings. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of the committees of the Board of Directors on which such director served during fiscal 2000.

     The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review, with the Company's independent public accountants, Management and the Board of Directors, the Company's financial reporting processes and internal financial controls. The Audit Committee reviews the results of the examination of the Company's financial statements by the independent public accountants and the independent public accountants' opinion. The Audit Committee also approves all professional services performed by the independent public accountants, recommends the retention of the independent public accountants to the Board of Directors, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. During fiscal 2000, the Audit Committee was composed of Glen M. Antle and Millard Phelps. The Audit Committee held four (4) meetings during the fiscal year ended June 30, 2000.

     The Compensation Committee's primary function is to review and recommend salary levels of, to approve bonus plans for, and approve stock option grants to executive officers, and to set the compensation of the Chief Executive Officer. As of June 30, 2000, John Luke and Yasushi Chikagami were the members of the Compensation Committee.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation during the fiscal years ended June 30, 2000, June 30, 1999 and June 30, 1998 of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of June 30, 2000, whose salary and incentive compensation for the fiscal year ended June 30, 2000 exceeded $100,000. Amounts under the caption "Bonus" are amounts earned for performance during the fiscal year including amounts paid after the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                            ANNUAL COMPENSATION          COMPENSATION
                                                      -------------------------------    ------------
                                                                                          SECURITIES
                                                                         OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR    SALARY    BONUS   COMPENSATION     OPTIONS(#)
---------------------------                    ----   --------   -----   ------------    ------------
Frank C. Lin.................................  2000   $391,123    $0       $112,125(1)      60,000
  President and Chief                          1999   $360,430    $0       $ 68,364(2)     385,000(3)
  Executive Officer                            1998   $394,994    $0       $ 84,856(2)     220,000(4)

Jung-Herng Chang.............................  2000   $211,200    $0       $ 36,800(5)      35,000
  President, Digital Media Business Unit       1999   $192,575    $0       $  8,740(2)     225,000(6)
                                               1998   $211,000    $0       $ 16,801(2)     100,000(7)

Peter Jen....................................  2000   $209,250    $0       $134,097(8)      25,000
  Sr. Vice President, Asia Operations and
  Chief                                        1999   $190,750    $0       $ 23,885(2)     200,000(9)
  Accounting Officer                           1998   $209,000    $0       $ 86,330(10)    100,000(11)

Gerry Liu(18)................................  2000   $193,125    $0       $ 30,875(12)     25,000
  President, Graphics/Communications Business  1999   $173,327    $0       $      0        165,000(13)
  Unit                                         1998   $194,000    $0       $      0         90,000(14)

W. Steven Rowe(18)...........................  2000   $111,625    $0       $ 27,417(15)     15,000
  Former Vice President, Human                 1999   $170,812    $0       $ 13,976(2)      89,050(16)
  Resources/Administration and                 1998   $183,500    $0       $      0         60,000(17)
  Acting Chief Financial Officer

---------------
 (1) Includes $38,750.00 representing accrued vacation pay-out and $73,375.00 representing retroactive pay and monetary compensation for lost wages since the 10% executive salary reduction starting from August 1998.

 (2) Accrued vacation pay-out.

 (3) Includes an option to purchase 80,000 shares granted on October 12, 1998 in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1994. Also includes option to purchase 50,000 shares granted on October 12, 1998 in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1995. Also includes option to purchase 50,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes option to purchase 160,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (4) Includes an option to purchase 100,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 60,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (5) Representing retroactive pay and monetary compensation for lost wages since the 10% executive salary reduction starting from August 1998.

 (6) Includes an option to purchase 70,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1993. Also includes an option to purchase 10,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1994. Also includes an option to purchase

     30,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1995. Also includes an option to purchase 20,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 70,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (7) Includes an option to purchase 40,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

 (8) Includes $77,443.00 representing commission earned, $19,903.80 representing accrued vacation pay-out and $36,750.00 representing retroactive pay and monetary compensation for loss wages since the 10% executive salary reduction starting from August 1998.

 (9) Includes an option to purchase 40,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1994. Also includes an option to purchase 15,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1995. Also includes an option to purchase 50,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 70,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(10) Includes $48,815 representing commissions earned and $37,515 representing accrued vacation pay-out.

(11) Includes an option to purchase 40,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(12) Representing retroactive pay and monetary compensation for lost wages since the 10% executive salary reduction starting from August 1998.

(13) Includes an option to purchase 80,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 60,000 shares granted on October 12, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(14) Includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(15) Includes $9,041.99 representing accrued vacation pay-out and $18,375.00 representing retroactive pay and monetary compensation for lost wages since the 10% executive salary reduction starting from August 1998.

(16) Includes an option to purchase 44,050 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997. Also includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1998.

(17) Includes an option to purchase 30,000 shares granted on January 23, 1998, in consideration for the cancellation of an option for an identical number of shares granted in fiscal 1997.

(18) Mr. Rowe resigned on February 15, 2000 and Mr. Liu resigned on August 11, 2000. No other executive officer made in excess of $100,000 during the fiscal year ended June 30, 2000.

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended June 30, 2000 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                               ------------------------------------------------
                               NUMBER OF    % OF TOTAL                            POTENTIAL REALIZABLE VALUE AT
                               SECURITIES    OPTIONS                                 ASSUMED ANNUAL RATES OF
                               UNDERLYING   GRANTED TO   EXERCISE                   STOCK PRICE APPRECIATION
                                OPTIONS     EMPLOYEES     OR BASE                      FOR OPTION TERM(3)
                                GRANTED     IN FISCAL      PRICE     EXPIRATION   -----------------------------
NAME                             (#)(1)        YEAR      ($/SH)(2)      DATE          5%($)          10%($)
----                           ----------   ----------   ---------   ----------   -------------   -------------
Frank C. Lin.................    60,000      23.3918%      $7.75      10/27/09     $292,436.00     $741,090.24
Jung-Herng Chang.............    35,000      13.6452%      $7.75      10/27/09     $170,587.67     $432,302.64
Peter Jen....................    25,000       9.7466%      $7.75      10/27/09     $121,848.33     $308,787.60
Gerry Liu....................    25,000       9.7466%      $7.75      10/27/09     $121,848.33     $308,787.60
Steven Rowe..................    15,000       5.8480%      $7.75      10/27/09     $ 73,109.00     $185,272.56

---------------
(1) Generally, the right to exercise an option under the Company's 1992 Stock Option Plan (the "Option Plan") vests as to one-fourth of the shares subject to the option on each anniversary of the date of grant. The Option Plan permits the grant of both incentive stock options within the meaning of
    Section 422 of the Internal Revenue Code, as amended (the "Code"), and nonstatutory stock options. The exercise price of incentive stock options must at least equal the fair market value of the Common Stock of the Company on the date of grant. The exercise price of nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock of the Company on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporations must be at least 110% of the fair market value of the Common Stock of the Company on the date of grant and the term of such options cannot exceed five years. Under the Option Plan, the Compensation Committee retains discretion to modify the terms, including the exercise price, of outstanding options. See "CHANGE IN CONTROL ARRANGEMENTS."

(2) All options were granted at or above market value on the date of grant as determined by the Compensation Committee.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option-holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL 2000 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended June 30, 2000, and unexercised options held as of June 30, 2000, by the persons named in the Summary Compensation Table.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                             NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              SHARES                        UNDERLYING UNEXERCISED               IN-THE-MONEY
                             ACQUIRED                         OPTIONS AT FY-END              OPTIONS AT FY-END(2)
                            ON EXERCISE      VALUE      ------------------------------   -----------------------------
           NAME                 (#)        REALIZED     EXERCISABLE(1)   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             -----------   -----------   --------------   -------------   -------------   -------------
Frank Lin.................         0      $         0      300,000          145,000      $1,708,125.00    $573,437.50
Jung-Herng Chang..........         0      $         0      183,334           76,666      $1,043,753.88    $289,371.13
Peter Jen.................         0      $         0      165,834           66,666      $  962,597.63    $274,996.13
Gerry Liu.................    40,000      $400,998.76       65,834           84,166      $  375,472.63    $374,527.38
Steven Rowe...............    55,225      $476,696.88        1,500                0      $    8,625.01    $      0.00

---------------
(1) Company stock options generally become exercisable as to 25% on the first anniversary of the date of grant and 25% per year thereafter.

(2) The value of the unexercised in-the-money options is based on the closing price of the Company's Common Stock on June 30, 2000 ($9.00 per share) and is net of the exercise price of such options.

COMPENSATION OF DIRECTORS

     Board members other than the Company's outside directors receive no compensation for attending Board meetings, except for reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings. The Company's outside directors receive $10,000 per year as an annual retainer. In addition, each outside director receives $1,250 for each Board or Committee meeting attended in person, and $750 for each Board or Committee meeting attended by phone.

     The Company's 1994 Outside Directors Stock Option Plan (the "Outside Directors Plan") provides that on the day immediately following the initial election or appointment of each new non-employee director (an "Outside Director"), such Outside Director will automatically receive a grant of an option to purchase 20,000 shares of the Company's Common Stock and will receive an additional option to purchase 20,000 shares of the Company's Common Stock on the date of the first annual meeting of the stockholders following the third anniversary of his or her previous Outside Directors Plan option grant, provided that he or she remains in office. Each Outside Director previously granted an option under the Outside Directors Plan will automatically receive an additional option to purchase 20,000 shares of the Company's Common Stock on the day immediately following each third annual meeting of the stockholders of the Company.

     On December 17, 1998, each Outside Director remaining in office following last year's Annual Meeting automatically received an option to purchase 20,000 shares of the Company's Common Stock on the date of the meeting and will receive an additional option to purchase 20,000 shares of the Company's Common Stock on the date of each third annual meeting of the stockholders thereafter, provided that he or she remains in office.

CHANGE IN CONTROL ARRANGEMENTS

     The Company's 1992 Stock Option Plan (the "Option Plan") provides that in the event of a merger of the Company with or into another corporation, unless the successor corporation assumes or substitutes equivalent options for options granted under the Option Plan, the Board of Directors shall provide that all outstanding options under the Option Plan will be fully exercisable prior to the merger. Options which are neither assumed or substituted for by the successor corporation nor exercised prior to the expiration of a 15-day notice period will terminate upon the expiration of such period. All shares subject to options granted under the Outside Directors Plan will become fully vested and exercisable as of the date 15 days prior to a change in control of the Company as defined in the Outside Directors Plan unless the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), either assumes or substitutes Acquiring Corporation options for options outstanding under the Outside Directors Plan. Any such options which are neither assumed or substituted for by the Acquiring Corporation nor exercised will terminate as of the date of the change in control.

     Subsequent to the end of fiscal year 2000, the Compensation Committee considered and endorsed a proposal to create a severance agreement for Mr. Frank Lin in the event of an acquisition of the Company and his termination. The agreement has not been prepared or reviewed or formally approved by the Company or the Compensation Committee, but as proposed would provide for certain salary continuance and vesting of certain options, subject to various conditions, in the event of a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 11, 2000, Mr. Steven Rowe paid to the Company $173,385.68 as payment in full for the principal amount and accrued interest owed under the Company's loan to Mr. Rowe originally granted on July 9, 1997 and amended on July 9, 1999.

     In October 1998, the Board approved a loan to Frank Lin pursuant to which Mr. Lin could borrow $500,000 from the Company. On April 27, 2000, the Company and Mr. Lin entered into a loan agreement pursuant to which Mr. Lin borrowed $500,000 from the Company, payable on April 27, 2002 together with interest at a rate of 6.46% per annum.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that, during fiscal 2000, all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were met.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     At the beginning of fiscal 2000, the Committee members were Charles A. Dickinson and John Luke. In October 1999, Mr. Yasushi Chikagami, an independent, non-employee director of the Company, was appointed to the Committee to replace Mr. Dickinson. The Compensation Committee's primary function is to review and recommend salary levels of, to approve bonus plans for, and to approve stock option grants to executive officers, and to set the compensation of the Chief Executive Officer.

COMPENSATION PHILOSOPHY

     The Compensation Committee strives to align executive compensation with the value achieved by the executive team for the Company's stockholders. Toward that goal, the Company's compensation program emphasizes both short- and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. The Company uses salary, executive officer bonuses and stock options to motivate executive officers to achieve the Company's business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee reviews and evaluates each executive officer's base and variable compensation annually relative to corporate performance and comparative market information.

     In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information in the form of published survey data provided to the Compensation Committee by the Company's human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs, of companies considered by the Compensation Committee to be comparable technology companies as well as companies in the semiconductor design industry. The Compensation Committee's policy is generally to target levels of cash and equity compensation paid to its executive officers so that such compensation is competitive with that paid by such comparable companies.

     In preparing the performance graph for this Proxy Statement, the Company has selected the H&Q Semiconductors Sector Index, and the Nasdaq Stock Market-U.S. Index as its peer groups. The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent, particularly those companies located outside the Silicon Valley, where competition for employees has been intense.

     The Company has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the chief executive officers or any of the four other most highly compensated executive officers, unless the compensation is commission or performance-based. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Company believes that compensation attributable to any options granted under the Company's 1992 Stock Option Plan as of June 30, 1999 qualified as performance-based compensation in accordance with the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) generally will not reduce the tax deduction available to the Company. However, as a result of the stock option repricing effective October 12, 1998 (See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS"), options for an aggregate of 460,000 shares granted to persons named in the Summary Compensation Table do not qualify as performance-based for purposes of Section 162(m).

FORMS OF COMPENSATION

     Salary. The Company strives to offer executive officers salaries that are competitive with comparable companies in the technology sector generally and in the semiconductor design industry. Frank C. Lin, President and Chief Executive Officer of the Company, approves executive salaries at the time executives join the Company, which are subject to review and approval by the Compensation Committee. Thereafter, Mr. Lin periodically reviews salaries of the executive officers and recommends adjustments to the base salaries of those officers which are subject to review and approval by the Compensation Committee. The Compensation Committee reviews Mr. Lin's performance and makes adjustments to his salary. Adjustments made by Mr. Lin and the Compensation Committee are based on individual executive officer performance, cost of living increases, Company performance, and adjustments to retain qualified personnel. Mr. Lin's base salary is reviewed annually by the Compensation Committee and reflects his position, duties, and responsibilities. In August 1998, management voluntarily reduced their salaries. In fiscal 2000, and based upon the Company's significantly improved balance sheet and overall performance, the salaries were restored to the original levels before the reductions, with a one-time payment to retroactively compensate management for the reductions. This decision was reported to and affirmed by the Compensation Committee.

     Incentive Compensation. The Board of Directors reviews and approves an executive bonus plan ("Plan") based upon Company and individual performance. The Compensation Committee believes that significant bonus incentives based on performance of the Company provide substantial motivations to achieve corporate goals. Under the Plan for fiscal 2001, Company performance is measured for the fiscal year on a basis of achieving revenue targets and on actual net profit as compared with budgeted net profit. Each executive's incentive bonus will increase if the Company's performance exceeds goals, but is subject to overall limitations on amount. For fiscal 2000, bonuses were determined after the fiscal year end based upon

Company performance. The Plan is approved by the Compensation Committee with the Compensation Committee reviewing the calculations of amounts based upon the Plan. The Compensation Committee believes the incentives paid to the Company's executives on a basis of Company performance and individual performance are comparable to those paid under industry standard incentive compensation programs.

     As salary levels were not adjusted during fiscal 2000, and as no bonuses were awarded during the fiscal year, the Compensation Committee did not meet during fiscal 2000.

     Stock Options. The Compensation Committee strives to maintain the equity position of all executive officers at levels competitive with comparable companies. The Compensation Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore grants stock options under the Company's 1992 Stock Option Plan at the commencement of an executive officer's employment and, depending on that officer's performance and the appropriateness of additional awards to retain key employees, periodically thereafter. Stock options are granted at the prevailing market price, vest over a period of years and will only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance.

     In October 1999, the Compensation Committee granted options to executive officers, including Mr. Lin. Mr. Lin received a grant of 60,000 shares with an exercise price of $7.75. The grant is based on Mr. Lin's senior position, his responsibilities, and his past and expected contributions to the Company's future success and was intended to provide competitive equity compensation to Mr. Lin for the Company's 2000 fiscal year.

                                          2000 COMPENSATION COMMITTEE

                                          John Luke
                                          Yasushi Chikagami

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Hambrecht & Quist Semiconductors Sector Index ("H&Q Semiconductor Index") and the Nasdaq Stock Market Index (U.S. Companies) ("Nasdaq US") for the period commencing on June 30, 1995 and ending on June 30, 2000.

   COMPARISON OF CUMULATIVE TOTAL RETURN FROM JUNE 30, 1995 THROUGH JUNE 30,
                                    2000(1)

 TRIDENT MICROSYSTEMS, INC., HAMBRECHT & QUIST SEMICONDUCTORS SECTOR INDEX AND
                    THE NASDAQ STOCK MARKET (U.S. COMPANIES)

                              [PERFORMANCE GRAPH]

                       JUNE-95   JUNE-96   JUNE-97   JUNE-98   JUNE-99   JUNE-00
                       -------   -------   -------   -------   -------   -------
Nasdaq US...........   $100.00   $128.39   $156.14   $205.52   $295.63   $436.82
Trident
  Microsystems......   $100.00   $60.84    $54.22    $25.60    $44.28    $43.37
H&Q Semiconductor
  Index.............   $100.00   $74.33    $134.79   $110.48   $234.20   $602.94

---------------
(1) Assumes that $100.00 was invested on June 30, 1995 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors currently consisting of one Class I Directors (Yasushi Chikagami), two Class II Directors (Millard Phelps and John Luke) and two Class III Directors (Frank C. Lin and Glen M. Antle), who will serve until the annual meetings of stockholders to be held in 2002, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, Directors are elected for a full term of three years to succeed those Directors whose terms expire on the annual meeting dates. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by vote of the stockholders) may be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

     The terms of the Class II Directors will expire on the date of the upcoming annual meeting. Two people are to be elected to serve as Class II Directors of the Board of Directors at that meeting. Management's nominees for election by the stockholders to these positions are Millard Phelps and John Luke, two of the current Class II members of the Board of Directors.

     If elected, Management's nominees will serve as Directors until the Company's annual meeting of stockholders in 2003, and until their successors are elected and qualified. If any of the nominees decline to serve, the proxies may be voted for such substitute nominees as the Company may designate. Proxies may not be voted for more than two nominees.

     If a quorum is present and voting, the two nominees for Class II Directors receiving the highest number of votes will be elected as Class II Directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. PHELPS AND LUKE.

                                 PROPOSAL NO. 2

            APPROVAL OF AMENDMENT TO THE TRIDENT MICROSYSTEMS, INC.
                             1992 STOCK OPTION PLAN

GENERAL

     The Trident Microsystems, Inc. 1990 Stock Option Plan (the "Initial Plan") was adopted by the Board of directors of the Company in March 1990. In October 1992, the Board of Directors and the stockholders, respectively, adopted the Trident Microsystems, Inc. 1992 Stock Option Plan (the "Option Plan"), amending and restating the Initial Plan. Currently, a maximum of 3,495,000 shares of the Common Stock of the Company may be issued upon exercise of options granted pursuant to the Option Plan. As of October 24, 2000, options to purchase 2,038,866 shares of Common Stock granted pursuant to the Option Plan (including grants under the Initial Plan) had been exercised, and only 130,968 shares of Common Stock remained available for future grants under the Option Plan. The Board of Directors believes that this limited number of remaining shares is insufficient to maintain the competitive equity incentive program necessary to successfully attract and retain the best possible candidates for positions of responsibility with the Company. Accordingly, the Board of Directors has amended the Option Plan, subject to stockholder approval, to increase by 600,000 to a total of 4,095,000 the maximum number of shares that may be issued under the Option Plan. The Board of Directors believes that approval of this amendment to the Option Plan is in the best interests of the Company and its stockholders.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

     The Option Plan provides for the grant of "incentive stock options", within the meaning of Section 422 of the Code to employees (including officers) of the company and for the grant of nonstatutory stock options to employees (including officers and directors who are also employees) and consultants of the Company. As of October 24, 2000, approximately 119 employees and consultants, including 3 executive officers, were eligible to participate in the Option Plan. All options granted under the Option Plan shall be granted by October 16, 2002.

     Currently, a maximum of 3,495,000 of the authorized but unissued shares of the Common Stock of the Company may be issued upon the exercise of options granted pursuant to the Option Plan. The Board of Directors has amended the Option Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder from 3,495,000 to 4,095,000 shares. Appropriate adjustments will be made to the shares subject to the Option Plan and to the "Grant Limit" described below, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full, the shares of Common Stock for which such option is not exercised are returned to the plan and become available for future grant.

     To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options granted under the Option Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Code. To comply with Section 162(m), the Option Plan limits the number of shares for which options may be granted to any person. Under this limitation (the "Grant Limit"), no person may be granted options for more than 100,000 shares in any fiscal year, except that this limit will be 500,000 shares in the fiscal year in which the person's service with the Company commences. The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described.

     The Option Plan is administered by the Board of Directors or a committee of Board members appointed by the Board (collectively "the Board"). The Board or Committee, as the case may be, in its sole discretion, may choose which employees and consultants will be granted options under the Option Plan and will determine the terms and conditions of each option, subject to the provisions of the Option Plan.

     Incentive stock options granted under the Option Plan must have an exercise price per share equal to at least the fair market value of a share of the Common Stock of the Company, as determined by the Board, on the date that the option is granted. The exercise price per share for a nonstatutory stock option shall not be less than eighty-five (85%) of the fair market value of the Common Stock of the Company, as determined by the Board, on the date of the granting of the option. However, incentive stock options granted under the Option Plan to an optionee who at the time owns stock possessing more than 10% of the total combined voting power of all classes of the Company's stock or that of any parent or subsidiary corporation of the Company (a "Ten Percent Owner") must have an exercise price per share equal to at least 110% of the fair market value of a share of the common Stock of the Company on the date of grant. As of October 24, 2000, the Company had outstanding options to purchase an aggregate of 1,325,166 shares held by 29 persons at an approximate weighted average exercise price of $3.88 per share. The exercise price of all options granted under the Option Plan (including grants under the Initial Plan) has been at least equal to the fair market value of the Common Stock on the date of grant as determined in good faith by the Board. On October 24, 2000, the closing sales price per share of the Company's Common Stock, as reported by the Nasdaq National Market, was $9.00.

     Generally, options granted under the Option Plan may be exercisable only as to the number of shares which have vested according to a schedule which provides for vesting in cumulative increments over a period of months or years as determined by the Board. Unless limited by the Board in granting an option, options may be exercised by payments of the option price (i) in cash, by check, or cash equivalent, (ii) by tender of certain shares of Common Stock of the Company which have a fair market value on the exercise date equal to the exercise price, (iii) by delivery of a promissory note, (iv) by assignment of the proceeds of a sale of some or all of the shares being assigned upon the exercise of the option, or (v) by any combination thereof. During the lifetime of the optionee, the option may be exercised only by the optionee. An incentive stock option may not be transferred or assigned, except by will or the laws of descent and distribution. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

     Options granted under the Option Plan generally expire ten years after the date of grant, subject to earlier termination in the event the optionee leaves the Company. Incentive stock options may not have a term longer than ten years from the from the date of grant, except that incentive stock options granted to a Ten Percent Owner may not have a term longer than five years from the date of grant.

     If the Company merges with or into another corporation, unless the successor corporation (or a parent or subsidiary corporation thereof) assumes or substitutes equivalent options for options outstanding under the Option Plan, the Board shall provide that such options will be fully exercisable for a period of 15 days from the date of notice given by the Board. Options which are neither assumed or substituted for nor exercised prior to expiration of the notice period will terminate upon expiration of the notice period.

     The Board may terminate or amend the Option Plan at any time, but, without the approval of the Company's stockholders, the Board may not amend the Option Plan to increase the number of shares subject to the Option Plan, or to change the class of persons eligible to receive options under the Option Plan.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

AMENDED PLAN BENEFITS AND ADDITIONAL INFORMATION

     As of the date of this proxy statement, no options have been granted under the Option Plan conditioned upon stockholder approval of this proposal. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan. The aggregate numbers of shares of Common Stock subject to options granted to certain persons under the Option Plan since its adoption (excluding options granted in exchange for cancellation of previously granted options) are as follows: Mr. Lin, President and Chief Executive Officer, 565,000 shares, Mr. Chang, President, Digital Media Business Unit, 290,000 shares, Mr. Jen, Sr. Vice President, Asia Operations and Chief Accounting Officer, 285,000 shares, Mr. Liu, Former President, Graphics/Communications Business Unit, 190,000 shares, and Mr. Rowe, Former Vice President, Human Resources/Administration and Acting Chief Financial Officer, 120,300 shares; all current executive officers as a group, an aggregate of 1,140,000 shares; and all employees, including current officers who are not executive officers, as a group, an aggregate of 2,355,000 shares. Since its adoption, no options have been granted under the Option Plan to any current director who is not an executive officer, any nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the Option Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. "Broker non-votes" will have no effect on the outcome of this vote.

     The Board of Directors believes that the increase in the share reserve of the Option Plan by 600,000 shares is in the best interests of the stockholders and the Company for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE OPTION PLAN BY 600,000 SHARES FROM 3,495,000 TO 4,095,000 SHARES.

                                 PROPOSAL NO. 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2001. PricewaterhouseCoopers LLP has acted in such capacity since its appointment during the fiscal year ending June 30, 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statements was release to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 2450 Walsh Avenue, Santa Clara, California 95051, no later than June 27, 2001, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ FRANK C. LIN

                                          FRANK C. LIN
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

November 3, 2000

PROXY


                           TRIDENT MICROSYSTEMS, INC.

                  Proxy for the Annual Meeting of Stockholders
                        To be held on December 18, 2000

        The undersigned hereby appoints Frank C. Lin and Peter Jen, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Trident Microsystems, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company, 2450 Walsh Avenue, Santa Clara, California, on December 18, 2000 at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated November 3, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in his discretion upon such other matters as may properly come before the meeting.

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

A vote FOR the following proposals is recommended by the Board of Directors:

1. To elect the following two (2) persons as class II directors to hold office for a three-year term and until their successors are elected and qualified.
     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

     Millard Phelps and John Luke


2. To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 600,000 shares.


3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001.